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                                                                Exhibit 10.3

                                AMENDMENT NO. 2
                                    to the
                            GENESEE & WYOMING INC.
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                           Effective April 14, 2000


    WHEREAS, Genesee & Wyoming Inc., a Delaware corporation (the "Company"), has established the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors, as heretofore amended (the "Plan"); and

    WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 14 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the amendment to the Plan set forth herein;

    NOW, THEREFORE, the Plan is hereby amended, effective April 14, 2000, as set forth below:

        1. A new sentence is hereby added to Section "4(a) Grant Dates; Number of Shares." of the Plan as the last sentence of said Section 4(a), to provide in its entirety as follows (with the remainder of said Section 4(a) being unchanged and unaffected by this Amendment and continuing in full force and effect):

        "In addition, on April 14, 2000 (a `Grant Date'), each Participating Director in office on such date shall automatically be granted an Option to purchase 1,000 Shares."

        2. Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.


    This Amendment No. 2 to the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors was authorized, approved and adopted by the Board of Directors of the Company on April 14, 2000.


                                                /s/  Mark W. Hastings
                                                ---------------------------
                                                Mark W. Hastings, Secretary